Exhibit 99.1

Hoku Corporation Receives NASDAQ Notice of Non-Compliance

HONOLULU, HI, February 29, 2012 – Hoku Corporation (NASDAQ: HOKU) (the “Company”), a solar energy products and services company, announced today that on February 23, 2012, the Company received a letter from The NASDAQ Stock Market stating that the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the period ended December 31, 2011 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The notification of non-compliance has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Global Market.

As previously reported by the Company, the filing of the Form 10-Q was delayed because the Company is analyzing whether the recent declines in the market price for polysilicon have impacted the carrying value of its polysilicon plant and whether the carrying value is fairly stated in accordance with generally accepted accounting principles.  If the Company determines that its consolidated financial statements and related disclosures should reflect an impairment charge to its long-lived assets as a result of its on-going analysis of the recoverability of the carrying value of the Company’s polysilicon plant, the impairment charge could significantly impact its consolidated financial statements for the period ended December 31, 2011 and related disclosures.

The Company has until April 23, 2012 to submit a plan to regain compliance with respect to its delinquent periodic report and, if NASDAQ accepts the Company’s plan, it can grant an exception of up to 180 calendar days from the Form 10-Q due date, or until August 19, 2012, to regain compliance.

About Hoku Corporation

Hoku Corporation (NASDAQ: HOKU) is a solar energy products and services company with three business units: Hoku Materials, Hoku Solar, and Tianwei Solar USA. Hoku Materials manufactures, markets and sells polysilicon for the solar market from its plant currently under construction in Pocatello, Idaho. Hoku Solar markets and installs turnkey photovoltaic systems and provides related services. Tianwei Solar USA markets and sells photovoltaic modules manufactured by Tianwei New Energy.  For more information, visit www.hokucorp.com.

Hoku, Hoku Solar, and the Hoku Corporation logo are trademarks of Hoku Corporation, and Hoku Materials is the trademark of Hoku Materials, Inc., all rights reserved. All other trademarks, trade names and service marks appearing in this press release are the property of their respective holders.

© Copyright 2012, Hoku Corporation, all rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to file the Form 10−Q. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the Company's ability to regain compliance with NASDAQ Listing Rules, and the risks, uncertainties and other factors disclosed in the Company's most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in the Company's filings with the Securities and Exchange Commission, as applicable. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.